                                                                      Exhibit 99

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma information set forth below for AT&T gives effect to the MediaOne Group, Inc. (MediaOne) and Tele-Communications Inc. (TCI) mergers as if they had been completed on January 1, 1998 for income statement purposes, and as if the MediaOne merger had been completed on September 30, 1999 for balance sheet purposes, subject to the assumptions and adjustments in the accompanying notes to the pro forma information. TCI is reflected in the September 30, 1999 balance sheet, therefore there is no pro forma TCI impact on the balance sheet. As a result of the TCI merger, AT&T is accounting for the Liberty Media Group under the equity method of accounting because AT&T does not have a "controlling financial interest" for financial accounting purposes in the Liberty Media Group.

The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined company. The pro forma adjustments do not include any adjustments to historical sales for any future price changes nor any adjustments to selling, marketing or any other expenses for any future operating changes. Upon the closing of the MediaOne merger, AT&T may incur certain integration related expenses not reflected in the pro forma financial statements as a result of the elimination of duplicate facilities, operational realignment and related workforce reductions. Such costs would generally be recognized by AT&T as a liability assumed as of the merger date resulting in additional goodwill in accordance with Emerging Issues Task Force No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination ("EITF 95-3"). The assessment of integration related expenses is ongoing. The following pro forma information is not necessarily indicative of the financial position or operating results that would have occurred had the MediaOne merger, and the TCI merger, been consummated on the dates, or at the beginning of the periods, for which such transactions are being given effect. The pro forma adjustments reflecting the consummation of the merger are based upon the assumptions set forth in the notes hereto, including the exchange of all of the outstanding shares of MediaOne Group for an aggregate of approximately 614 million shares of AT&T common stock not including AT&T stock options.

AT&T will account for the merger under the purchase method of accounting. Accordingly, AT&T will establish a new basis for MediaOne Group's assets and liabilities based upon the fair values thereof and the AT&T purchase price including the costs of the merger. The purchase accounting adjustments made in connection with the development of the pro forma combined financial statements are preliminary and have been made solely for purposes of developing such pro forma combined financial information. Such preliminary adjustments include the allocation of consideration to certain investments of MediaOne Group identified as "assets held for sale" by the AT&T Board based upon fair value as determined by AT&T in conjunction with its financial advisors.

AT&T currently knows of no events other than those disclosed in these pro forma notes that would require a material change to the preliminary purchase price allocation. However, a final determination of required purchase accounting adjustments will be made upon the completion of a study to be undertaken by AT&T in conjunction with independent appraisers to determine the fair value of certain of MediaOne Group's assets and liabilities, including intangible assets and in-process research and development. Refer to note 3 for a discussion of the sensitivity to earnings that may occur as a result of the final determination of fair value. Assuming completion of the merger, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial data and the date on which the merger takes place.

                                      AT&T
                   Unaudited Pro Forma Condensed Balance Sheet
                            As of September 30, 1999
                                  (In millions)

                                                                               MediaOne         Pro Forma
                                                             Historical         Group           AT&T with
                                               Historical     MediaOne        Pro Forma          MediaOne
                                                 AT&T(1)       Group(1)       Adjustments          Group
                                                 -----         ------        -----------          -----

ASSETS:
Cash and cash equivalents................   $        --      $  1,122      $    (345)(3d)         $   777
                                                                              20,427 (6)
                                                                             (20,427)(3a)
Receivables--net.........................        10,629           411             --               11,040
Other current assets.....................         2,411           840             --                3,251
                                             ----------      --------       --------            ---------
         Total current assets...............     13,040         2,373           (345)              15,068
Property, plant and equipment net........        36,475         4,790             --               41,265
Franchise--net...........................        32,122            --         21,002 (3n)          53,124
Licensing cost--net......................         8,353            --             --                8,353
Goodwill--net............................         7,214        11,684         24,477 (3o)          31,691
                                                                             (11,684)(3f)
Investment in Liberty Media Group and
 related receivables.....................        35,519            --             --               35,519
Other investments........................        20,211         11,007        (2,016)(5)           42,394
                                                                              13,192 (3h)
Other assets.............................         8,872         2,105           (952)(5)            8,525
                                                                              (1,500)(4)

Assets held for sale.....................            --           465         2,968  (5)            15,556
                                                                             12,123  (3i)
                                             ----------      --------       --------            ---------
         Total non-current assets...........    148,766        30,051         57,610              236,427
Total assets................................ $  161,806      $ 32,424       $ 57,265            $ 251,495
                                             ----------      --------       --------            ---------

LIABILITIES:
Accounts payable ........................................    $   5,915     $     325    $      --         $   6,240
Debt maturing within one year ...........................        8,856         1,529       20,427 (6)           29,312
                                                                                           (1,500)(4)
Other current liabilities ...............................        8,744           911           --             9,655
                                                             ---------     ---------     --------         ---------

Total current liabilities ...............................       23,515         2,765       18,927            45,207
Long-term debt ..........................................       22,073         7,441            4 (3j)       29,518
Deferred income taxes ...................................       24,708         7,311       14,830 (3m)       46,849
Other long-term liabilities and deferred
credits .................................................        8,000           144           --             8,144
                                                             ---------     ---------     --------         ---------

Total long-term liabilities .............................       54,781        14,896       14,834            84,511
Total liabilities .......................................       78,296        17,661       33,761           129,718
Minority interest .......................................        2,401         1,110           51 (3l)        3,562
Company-obligated convertible quarterly
 income preferred securities of a
 subsidiary trust holding solely
 subordinated debt securities of AT&T ...................        4,697            --           --             4,697
Subsidiary-obligated mandatorily redeemable
 preferred securities of subsidiary trusts
 holding solely subordinated debt securities
 of subsidiaries ........................................        1,649         1,060          (11)(3k)        2,698
Preferred stock subject to mandatory
 redemption .............................................           --            50          (50)(3g)           50
                                                                                               50 (3c)

Preferred stock .........................................           --           930         (930)(3e)           --
Common stock ............................................        3,196        10,465      (10,465)(3e)        3,810
                                                                                               614(3b)
Liberty Media Group Class A tracking
 stock ..................................................        1,157            --           --             1,157
Liberty Media Group Class B tracking
 stock ..................................................          108            --           --               108
Additional paid-in capital
 AT&T common stock ......................................       27,506            --       35,393(3b)        62,899
 Liberty Media Group tracking stock .....................       32,663            --           --            32,663
Retained earnings
 Common stock ...........................................        8,409           478         (478)(3e)        8,409
 Liberty Media Group tracking stock .....................         (818)           --           --              (818)
Other ...................................................        2,542           670         (670)(3e)        2,542
                                                             ---------     ---------     --------         ---------

         Total shareowners' equity ......................       74,763        12,543       23,464           110,770

Total liabilities and shareowners' equity ...............    $ 161,806     $  32,424     $ 57,265         $ 251,495
                                                             =========     =========     ========         =========


      See Notes to Unaudited AT&T Condensed Pro Forma Financial Statements

                                      AT&T
                Unaudited Pro Forma Condensed Statement of Income
                  For the Nine months ended September 30, 1999
                     (In millions, except per share amounts)

                                                                    Pro Forma
                                                       Historical    Liberty/
                                                         TCI        Ventures       Other TCI      Pro Forma    Historical
                                        Historical     (Jan-Feb      Group         Pro Forma        AT&T       MediaOne
                                          AT&T(1)       '99)(1)    Adjustment(2)  Adjustments(9)  With TCI     Group(1)
                                          -----         -----      ------------   --------------  --------     --------
REVENUES ...........................    $ 46,057     $  1,145     $   (204)       $     --        $ 46,998     $  2,002
OPERATING EXPENSES:
Access and other
interconncection ...................      11,054           --           --              --          11,054           --
Network and other costs of
services ...........................      10,515          543          (79)             --          10,979          804
Depreciation and
amortization .......................       5,308          277          (22)            130           5,693          884

Selling, general and
administrative .....................      10,060          677         (260)             --          10,477          549
Restructuring and other
charges ............................         702           --           --              --             702           --
                                        --------      -------      -------        --------        --------     --------
  Total operating expenses .........      37,639        1,497         (361)            130          38,905        2,237
OPERATING INCOME (LOSS) ............       8,418         (352)         157            (130)          8,093         (235)


Equity losses from Liberty Media
Group ..............................        (818)          --          (68)           (155)         (1,041)          --
Other income (expense) Net .........        (334)         356         (321)            (46)           (345)       1,342


Interest expense ...................       1,108          161          (25)             82           1,326          313

Income (loss) from continuing
operations before income
taxes ..............................       6,158         (157)        (207)           (413)          5,381          794
Provision (benefit) for income
taxes ..............................       2,679          119         (207)           (113)          2,478          933
                                         -------     --------      -------        --------        --------       ------
Income (loss) from continuing
operations .........................       3,479         (276)          --            (300)          2,903         (139)
Dividend requirements on
preferred stocks ...................          --           (4)          --              --              (4)         (70)
                                        --------     --------      -------        --------        --------        -----
INCOME (LOSS) FROM CONTINUING
OPERATIONS ATTRIBUTABLE TO COMMON
SHAREOWNERS.........................    $  3,479     $   (280)     $    --        $   (300)       $  2,899         (209)
                                        ========     ========      =======        ========        ========       ======

AT&T EPS CALCULATION:
Income from continuing operations
attributable to AT&T common
shareowners.........................     $ 4,297                                                  $ 3,940
Weighted average shares
outstanding (basic).................       3,045                                                    3,177
Basic EPS...........................      $ 1.41                                                  $  1.24

Income from continuing operations
attributable to AT&T common
shareowners.........................     $ 4,362                                                  $ 4,005
Weighted average shares
outstanding (diluted)...............       3,140                                                    3,288
Diluted EPS.........................     $  1.39                                                  $  1.22

Liberty Media Group EPS
Basic and Diluted...................     $ (0.65)                                                 $ (0.82)

                                                     Pro Forma
                                                       AT&T
                                       MediaOne      With TCI
                                      Group Pro        and
                                        Forma        MediaOne
                                     Adjustments      Group
                                     -----------      -----
REVENUES ...........................  $     --     $ 49,000
OPERATING EXPENSES:
Access and other
interconncection ...................        --       11,054
Network and costs of
services ...........................        --       11,783
Depreciation and
amortization .......................       853 (7)    7,046
                                          (384)(8)
Selling, general and
administrative .....................        --       11,026
Restructuring and other
charges ............................        --          702
                                      --------      -------

  Total operating expenses .........       469       41,611
OPERATING INCOME (LOSS) ............      (469)       7,389

Equity losses from Liberty Media
Group ..............................        --        (1,041)
Other income (expense) Net .........      (508) (7)    2,356
                                           367  (5)
                                         1,500  (4)
Interest expense ...................       898 (10)    2,291
                                          (246)(10a)
Income (loss) from continuing
operations before income
taxes ..............................       238         6,413
Provision (benefit) for income
taxes ..............................      (349)(11)    3,062
                                       -------        ------
Income (loss) from continuing
operations .........................       587         3,351
Dividend requirements on
preferred stocks ...................        40(12)       (34)
                                       -------        ------
INCOME (LOSS) FROM CONTINUING
OPERATIONS ATTRIBUTABLE TO COMMON
SHAREOWNERS.........................  $    627      $  3,317
                                      ========      ========

AT&T EPS CALCULATION:
Income from continuing operations
attributable to AT&T common
shareowners.........................                $  4,358
Weighted average shares
outstanding (basic).................                   3,791
Basic EPS...........................                $   1.15

Income from continuing operations
attributable to AT&T common
shareowners.........                                $ 4,423
Weighted average shares
outstanding (diluted)...............                  3,911
Diluted EPS.........................                $  1.13

Liberty Media Group EPS
Basic and Diluted...................                $ (0.82)

      See Notes to Unaudited AT&T Condensed Pro Forma Financial Statements

                                      AT&T
                Unaudited Pro Forma Condensed Statement of Income
                      For the year ended December 31, 1998
                     (In millions, except per share amounts)


                                                                        Pro Forma
                                                                        Liberty/
                                                                        Ventures        Other TCI      Pro Forma     Historical
                                            Historical     Historical      Group         Pro Forma        AT&T        MediaOne
                                              AT&T(1)       TCI(1)     Adjustment(2)   Adjustments(9)   with TCI       Group(1)
                                              -------       ------     -------------   --------------   --------       ------

REVENUES .............................      $ 53,223     $  7,351     $ (1,148)           $     --        $ 59,426   $  2,882
OPERATING EXPENSES: ..................
Access and other
interconnection .....................        15,328          --           --                   --          15,328         --
Network and other costs of
services .............................        10,250        3,087         (495)                 --          12,842      1,013
Depreciation and
amortization .........................         4,629        1,735         (135)                782           7,011      1,182

Selling, general and
administrative .......................        13,015        2,583         (943)                 --          14,655        926
Restructuring and other
charges ..............................         2,514            5           (5)                 --           2,514         --

  Total operating expenses ...........        45,736        7,410       (1,578)                782          52,350      3,121
OPERATING INCOME (LOSS) ..............         7,487          (59)         430                (782)          7,076       (239)


Equity earnings (losses) from
Liberty Media Group ..................            --           --          626                (922)           (296)        --
Other income (expense) -- Net ........         1,247        4,658       (1,631)               (279)          1,455      3,368
                                                                                            (2,540)
Interest expense .....................           427        1,061         (103)                489           1,874        491

Income (loss) from continuing
operations before income
taxes ................................         8,307        3,538         (472)             (5,012)          6,361      2,638
Provision (benefit) for income
taxes ................................         3,072        1,595         (472)               (948)          2,569      1,208

                                                                                              (678)

Income (loss) from continuing
operations ...........................         5,235        1,943           --              (3,386)          3,792      1,430
Dividend requirements on preferred
stocks ...............................            --          (24)          --                  14             (10)       (108)


INCOME (LOSS) FROM CONTINUING
OPERATIONS ATTRIBUTABLE TO COMMON
SHAREOWNERS ..........................      $  5,235     $  1,919     $     --            $ (3,372)       $  3,782   $  1,322


AT&T EPS CALCULATION:
Income from continuing operations
attributable to AT&T common
shareowners ..........................      $  5,235                                                      $  4,078
Weighted average shares
outstanding (basic) ..................         2,676                                                         3,146
Basic EPS ............................      $   1.96                                                      $   1.30

Income from continuing operations
attributable to AT&T common
shareowners ..........................      $  5,235                                                      $  4,078
Weighted average shares
outstanding (diluted) ................         2,700                                                         3,251
Diluted EPS ..........................      $   1.94                                                      $   1.25

Liberty Media Group EPS
Basic and Diluted ....................                                                                   $   (0.25)





                                                              Pro Forma
                                                                AT&T
                                                MediaOne       with TCI
                                                Group Pro        and
                                                  Forma        MediaOne
                                               Adjustments      Group
                                               -----------      -----
REVENUES .............................          $     --     $ 62,308
OPERATING EXPENSES: ..................
Access and other
interconnection .....................                 --       15,328
Network and other costs of
services .............................                --       13,855
Depreciation and
amortization .........................             1,137 (7)    8,805
                                                    (525)(8)
Selling, general and
administrative .......................                --       15,581
Restructuring and other
charges ..............................                --        2,514

  Total operating expenses ...........               612       56,083
OPERATING INCOME (LOSS) ..............              (612)       6,225


Equity earnings (losses) from
Liberty Media Group ..................                --         (296)
Other income (expense) -- Net ........              (677)(7)    4,512
                                                     366 (5)
Interest expense .....................             1,197(10)    3,233
                                                      (1)(7)
                                                    (328)(10a)

Income (loss) from continuing
operations before income
taxes ................................            (1,791)       7,208
Provision (benefit) for income
taxes ................................              (508)(11)   3,269

Income (loss) from continuing
operations ...........................            (1,283)       3,939
Dividend requirements on preferred
stocks ...............................                52(12)      (66)

INCOME (LOSS) FROM CONTINUING
OPERATIONS ATTRIBUTABLE TO COMMON
SHAREOWNERS ..........................          $ (1,231)     $ 3,873


AT&T EPS CALCULATION:
Income from continuing operations
attributable to AT&T common
shareowners ..........................                     $  4,169
Weighted average shares
outstanding (basic) ..................                        3,760
Basic EPS ............................                     $   1.11

Income from continuing operations

attributable to AT&T common
shareowners ..........................                     $  4,169
Weighted average shares
outstanding (diluted) ................                        3,874
Diluted EPS ..........................                     $   1.08

Liberty Media Group EPS
Basic and Diluted ....................                     $  (0.25)

      See Notes to Unaudited AT&T Condensed Pro Forma Financial Statements

        Notes to Unaudited AT&T Condensed Pro Forma Financial Statements


1. These columns reflect the historical results of operations and financial position of the respective companies. AT&T's historical balance sheet as of September 30, 1999 gives effect to the TCI merger. Certain 1999 amounts for AT&T have been reclassified to conform with current financial statement presentation.

2. These columns reflect the deconsolidation to the equity method of accounting of the historical results of operations for the interests represented by the shares of Liberty Media Group tracking stock. AT&T accounts for the Liberty Media Group under the equity method because it does not possess a "controlling financial interest" for financial accounting purposes in the Liberty Media Group.

3. This adjustment reflects the acquisition of MediaOne Group and the excess consideration over net assets acquired (goodwill). Accordingly, the historical shareowners' equity accounts of MediaOne Group have been eliminated (entry 3e). For the purpose of these pro forma financial statements, consideration has been calculated assuming a mixed cash and stock election pursuant to the terms of the merger agreement of $30.85 in cash and 0.95 of a share of AT&T common stock for each share of MediaOne Group common stock outstanding at the pro forma balance sheet date. The merger agreement specifies the aggregate number of shares of AT&T common stock to be issued in exchange for shares of MediaOne Group common stock and equivalents. The different election provisions are intended to satisfy individual MediaOne Group shareholder and optionholder preferences to the extent possible. Each election may be subject to proration depending upon the consideration other shareholders and optionholders elect to receive in the merger. Accordingly, under the terms of the merger, the impact of such election provisions on the total consideration exchanged will not materially differ from the mixed cash and stock election assumed in the pro forma financial information. If the price of AT&T common stock is less than $57.00 per share during a prescribed measurement period shortly prior to the closing of the merger, an additional cash payment of up to $5.42 per share of MediaOne Group common stock will be paid by AT&T for shares of MediaOne Group common stock subject to the mixed cash and stock election. In that event, a new measurement date for the purpose of valuing AT&T common stock for accounting purposes would be established. The aggregate purchase price consideration would change $614 million (not including the additional cash payment) for each $1 per share change in the value of the AT&T common stock based on the average price a few days before and after the merger is consummated affecting net income by $15 million annually based on a 40-year franchise/goodwill amortization period.

         For the purpose of these pro forma financial statements, the MediaOne Group Series D preferred stock is assumed to have been converted into MediaOne Group common stock as of the pro forma balance sheet date and exchanged pursuant to the mixed cash and stock election. Under the terms of the merger agreement, MediaOne Group is required to call for the conversion of the MediaOne Group Series D preferred stock. This occurred on October 25, 1999. The AT&T Series E preferred stock to be issued as consideration in exchange for the MediaOne Group Series E preferred stock has been valued based on the security's liquidation value which approximates fair value. All outstanding and unvested options to purchase shares of MediaOne Group common stock will vest upon completion of the merger and have been included as consideration assuming a "standard option election" pursuant to the terms of the merger agreement. Under the standard option election, each MediaOne Group optionholder will receive cash and a converted option to purchase AT&T common stock, the fair value of which was determined by using the Black-Scholes option-pricing model.

     This adjustment reflects the acquisition of MediaOne Group and the excess consideration over net assets acquired (goodwill) (in millions, except per share amounts).
         Shares of MediaOne Group common stock outstanding at 9/30/99.............       606.9
         Shares of MediaOne Group common stock to be issued upon conversion of
         MediaOne Group Series D preferred stock..................................       39.6
         Shares of MediaOne Group common stock to be exchanged for cash and AT&T
         common stock. ...........................................................      646.5
         Cash per share...........................................................   $  30.85
         Cash consideration for outstanding shares...............................    $ 19,944
         Cash consideration for 29.6 million outstanding options (average cash
         payment per option of $16.32)............................................        483
a. Total cash consideration.......................................................   $ 20,427
   AT&T common stock exchange ratio per share.....................................       0.95
   Equivalent AT&T shares (par value $1)..........................................       614.2
   AT&T common stock share price based on the average closing price a few days
   before and after the merger was agreed to and announced........................   $  57.05
   SUB-TOTAL..................................................................       $ 35,040
   AT&T stock options resulting from the conversion of MediaOne Group stock
   options in the merger..........................................................       28.1
   Average fair value per option..................................................   $  34.41
   SUB-TOTAL......................................................................   $    967
b. AT&T common stock equity consideration.........................................   $ 36,007
c. Value of AT&T Series E preferred stock to be issued in exchange for MediaOne
     Group Series E preferred stock at liquidation value (994 thousand outstanding
     shares at $50 per share)... .................................................        50
d. Merger costs (estimate)........................................................       345
     TOTAL CONSIDERATION..........................................................  $ 56,829
e. Historical net book value of MediaOne Group....................................   (12,543)
     Pro Forma Adjustments relating to:
f. Existing MediaOne Group intangible assets......................................    11,684
g. Exchange of MediaOne Group Series E preferred stock............................       (50)
h. Investments... ................................................................   (13,192)
i. Assets held for sale (see note 5)................ .............................   (12,123)
j. Debt...........................................................................         4
k. Subsidiary-Obligated Mandatorily redeemable preferred securities...............       (11)
l. Minority interest in Centaur Funding Corporation...............................        51
m. Deferred tax impacts...........................................................    14,830
n. Franchise intangible...........................................................   (21,002)
o. Preliminary goodwill...........................................................  $ 24,477


Upon the closing of the merger, the total consideration will be allocated to the specific identifiable tangible and intangible assets and liabilities of MediaOne Group after the completion of third-party appraisals during the allocation period specified by Statement of Financial Accounting Standards No. 38, Accounting for Preacquisition Contingencies of Purchased Enterprises. A preliminary allocation of the purchase price has been allocated to certain identifiable tangible assets, the franchise intangible, and liabilities of MediaOne Group, including deferred income tax impacts, based upon information available to the management of AT&T at the date of the preparation of the accompanying pro forma condensed financial statements. Such information includes quoted market prices where available and estimates of fair values provided in conjunction with AT&T's financial advisors. See note 5 for a discussion on "assets held for sale" accounting. The final purchase accounting allocation may also include certain in-process research and development projects and intangible assets such as customer relationships.

Consideration allocated to in-process research and development projects would be recorded as a charge against net income in the period the merger occurs. Each $1 billion allocated to in-process research and development would have the effect of increasing net income in subsequent periods by $25 million annually by reducing franchise/goodwill amortization expense. A preliminary estimate of in-process research and development will not be available until the completion of an independent evaluation of each project, if any, in process as of the merger date.

Assuming an estimated useful life of 10 years, each $1 billion of consideration allocated to intangible assets other than franchise/goodwill would have the effect of decreasing net income by $46 million annually ($0.01 per share). Certain restructuring related costs may be recorded by AT&T as a liability upon the closing of the merger in accordance with EITF 95-3 that would result in additional goodwill to be amortized over 40 years.

4. As a result of the termination of the merger agreement between MediaOne Group and Comcast, MediaOne Group paid Comcast a termination fee of $1.5 billion. The termination fee was loaned to MediaOne Group by AT&T and was recorded on MediaOne Group's balance sheet as a note payable to AT&T. The note bears interest at LIBOR plus 0.15% and matures on December 31, 2000. The note is due on demand at any time following consummation of the merger. For the purpose of the pro forma financial statements, the note payable to AT&T has been eliminated in consolidation and the non-recurring charge has been eliminated from the condensed statement of income for the nine months ended September 30, 1999.


5. MediaOne Group and AT&T intend to divest over a period of time not expected to exceed one year from the date of the closing of the merger (the "HOLDING PERIOD") certain non-strategic MediaOne Group assets preliminarily valued at $15,556 million. MediaOne Group currently accounts for the majority of these assets as equity method investments. The carrying value of assets intended to be sold have been reclassified to the balance sheet caption "assets held for sale" ($2,016 million from "Other investments" and $952 million from "Other assets"). Such assets have been valued at their expected disposition value using valuation methodologies prevalent in the industry ($12,123 million represents the excess of fair value over carrying value). For pro forma income statement purposes, interest expense incurred on incremental borrowings during the holding period has been eliminated from all periods presented. The amount of interest eliminated is based on the ratio of the preliminary value allocated to the assets held for sale over the total consideration to acquire MediaOne Group multiplied by total incremental interest expense. See Note 10. In addition, the equity earnings (losses) reported on assets held for sale have been reflected in the value assigned to assets held for sale and eliminated, net of tax, in all periods reported.

6. Reflects additional borrowings equal to the cash consideration to be exchanged in the merger. The incremental borrowings are assumed to be short-term indebtedness as AT&T intends to repay the debt with the proceeds from the sale of certain non-strategic MediaOne Group assets (see Note 5).

7. Represents the amortization of franchise and goodwill resulting from the preliminary allocation of the excess of consideration over the net assets of MediaOne Group. AT&T expects the amount of excess consideration allocated to goodwill and franchise agreements upon completion of third-party appraisals to be amortized over 40 years. The Chief Accountant's office of the SEC has notified AT&T that as a result of competitive, technological and regulatory forces, the SEC believes the expiration of the intangible assets associated with the merger could occur sooner than 40 years. The SEC believes a more reasonable amortization period to be in the range of 20 to 25 years. AT&T has considered the views of the SEC but continues to believe that consideration allocated to franchise agreements and goodwill has an indeterminate life that is to be amortized over the maximum period of 40 years under current generally accepted accounting principles. The amortization period for goodwill and franchise intangibles of 40 years is based by AT&T upon the expected useful life of the franchise agreements and value related to the access to homes passed that is integral to AT&T's strategy of providing fully-integrated facilities-based residential communications services on a national basis. The factors considered in determining the appropriate amortization period included the expected life of the associated technology including hybrid fiber optic cable, legal and regulatory considerations, experience with renewing franchises and territories, future changes in technology, anticipated market demand and competition. If the franchise intangible and goodwill (including cable investments) were amortized over a period of 25 years, AT&T's net income would be reduced by $607 million annually or $0.16 per share. If the amortization period were 20 years, AT&T's net income would be reduced by $1,049 million annually or $0.27 per share. An allocation to customer relationships and other intangible assets with shorter amortization periods will be made, although the amounts allocated are not expected to be material. AT&T will evaluate the periods of amortization continually to determine whether later events and circumstances warrant revised estimates of useful lives. As discussed in Note 3, amounts allocated to other assets such as intangible assets may be amortized over shorter periods resulting in a lower net income. Any amount allocated to goodwill will also be impacted by any in-process research and development charge that may be recorded. An assessment of the useful lives attributable to other assets is not complete. Consideration allocated to MediaOne Group investments other than assets held for sale has been amortized over the estimated period of benefit preliminarily estimated to range from seven to 30 years. Interest expense accretion on MediaOne Group debt and other mezzanine obligations has been recognized over the remaining life of the debt. No amortization has been recorded on the consideration allocated to the assets held for sale.

8. Gives effect to the elimination of MediaOne Group historical amortization expense.

9. Represents TCI merger purchase accounting adjustments. These adjustments include the amortization of the excess of the purchase price over the net assets acquired, incremental interest expense on additional borrowings, and the elimination of certain non-recurring gains with respect to TCI's investment in Teleport Communications Group Inc. ("TCG"). The TCI merger closed on March 9, 1999.

10. Represents the recognition of incremental interest expense on the additional borrowings incurred to fund the cash consideration to be exchanged in the merger. See note 6. Interest expense was calculated using an interest rate of 5.86% for the year ended December 31, 1998 and for the nine months ended September 30, 1999. The interest rate reflects the 90-day commercial paper rate in effect as of November 30, 1999. An increase of 25 basis points in the assumed interest rates would result in additional pre-tax interest expense of $51 million annually ($37 million excluding interest attributable to debt incurred to fund the assets held for sale). As discussed in note 5, interest expense of $328 million for 1998 and $246 million for 1999 has not been recognized as it is attributable to the incremental borrowings incurred to fund the acquisition of the non-strategic assets that are held for sale during the holding period (adjustment 10a).

11.      Reflects the statutory tax effect of the pro forma adjustments.

12. Gives effect to the elimination of dividend requirements on MediaOne Group Series C preferred stock, which were effectively redeemed in the third quarter of 1999 and MediaOne Group Series D preferred stock assumed to be redeemed or converted into MediaOne Group common stock at or before the time of the merger.